Exhibit 10.10

SECOND AMENDMENT TO

SUBORDINATED PROMISORY NOTE

DATED NOVEMBER 1, 2018

WHEREAS ECOMMERCE FUNDING LLC, a Utah limited liability company (“Maker”) and SWL INVESTMENTS LP, an Oklahoma limited partnership (“Holder”) entered into a subordinated note agreement (the “Note”) on November 1, 2018 for the principal amount of $500,000; and

WHEREAS A First Amendment to Subordinated Note was entered into on April 1, 2019 whereby the principal amount of the note was increased from $500,000 to $1,500,000; and

WHEREAS Maker has need for funds in addition to that amount provided by the Note; it is

AGREED by both the Maker and Holder that the principal amount of the Note be amended to increase the principal amount of the Note from $1,500,000, as amended on April 1, 2019 to $2,200,000, with the same terms and conditions as stated in the original note.

This Amendment to the Note is hereby approved with an effective date of January 1, 2022.

“Maker”
eCommerce Funding LLC

By:	/s/ Keith L. Merrell

Name:	Keith L. Merrell

Title:	CFO

“Holder”
SWL Investments LP

By:	/s/ S.Whitfield Lee

Name:	S.Whitfield Lee

Title:	President